Exhibit 99.1

Inmagene Doses First Patient in the ADAPTIVE Phase 2b Trial of IMG-007, a Nondepleting Anti-OX40 mAb with an Extended Half-life, in Patients with Moderate-to-Severe Atopic Dermatitis

•	The ADAPTIVE Phase 2b trial evaluates multiple dose regimens of IMG-007 in patients with moderate-to-severe atopic dermatitis

•	Topline data expected in the fourth quarter of 2026

San Diego, CA, July 1, 2025 - Inmagene Biopharmaceuticals (“Inmagene”), a clinical-stage biotechnology company dedicated to developing innovative and differentiated therapies for immunological and inflammatory diseases, today announced the successful dosing of the first patient in its global multicenter Phase 2b dose-finding study (ADAPTIVE Trial, NCT07037901) of IMG-007 in patients with moderate-to-severe atopic dermatitis (AD).

“We are thrilled to have the first patient dosed in this trial, building on the encouraging clinical data observed earlier,” said Jonathan Wang, PhD, Founder, Chairman, and Chief Executive Officer of Inmagene. “IMG-007 targets the OX40 receptor, blocking OX40–OX40L signaling in both the bloodstream and tissues, while its silenced antibody-dependent cell-mediated cytotoxicity function abolishes T-cell depleting effect, thereby potentially minimizing safety risks. In addition, its extended half-life supports the potential for convenient dosing. Together, these attributes make IMG-007 a potentially differentiated therapeutic candidate for AD patients.”

ADAPTIVE is a randomized, double-blind, placebo-controlled Phase 2b trial designed to evaluate the efficacy and safety of several subcutaneous dose regimens of IMG-007 in adult participants with active moderate-to-severe AD who have had inadequate response to and/or intolerance of topical AD therapies. The trial aims to enroll approximately 220 patients across four treatment arms (high, medium, low dose of IMG-007 and placebo) in a 1:1:1:1 ratio.

The trial consists of two distinct treatment periods:

•	Period 1: A 20-week randomized double-blind, placebo-controlled treatment period

•	Period 2: A subsequent 32-week double-blind active treatment period during which all participants, including those initially randomized to placebo, will receive active treatment

The primary endpoint of the study is mean percentage change from baseline in Eczema Area and Severity Index (EASI) score at Week 20. Key secondary endpoints include mean percentage change from baseline in EASI score at Week 16, as well as proportion of patients achieving EASI-75 (≥ 75% improvement in EASI score) and Investigator’s Global Assessment (IGA) score of 0 or 1 (clear or almost clear) at Week 16 and 20, respectively.

Topline results from the Phase 2b ADAPTIVE trial are expected in the fourth quarter of 2026. This dose-finding study is designed to generate data that will guide the design and selection of optimal dosing regimens for future Phase 3 clinical trials.

About IMG-007

IMG-007 is a humanized, subcutaneously administered, non-depleting IgG1 monoclonal antibody targeting OX40. It features a silenced antibody-dependent cell-mediated cytotoxicity function and an extended half-life. The OX40–OX40L signaling plays a key role in T cell activation, expansion, and survival, making it an attractive target for the treatment of immunological and inflammatory diseases. In nonclinical studies, IMG-007 demonstrated potent inhibition of OX40–OX40L signaling. Its subcutaneous formulation has shown a half-life of 34.7 days at the anticipated therapeutic dose level, supporting the potential for infrequent and convenient dosing. In a Phase 2a trial in patients with moderate-to-severe atopic dermatitis, IMG-007 exhibited sustained clinical activity and was well tolerated, with no reported cases of pyrexia or chills. IMG-007 was originally discovered by HUTCHMED.

About Inmagene Biopharmaceuticals

Inmagene is a global clinical-stage biotechnology company dedicated to developing innovative therapeutics for immunological and inflammatory diseases. The company’s lead asset, IMG-007, is currently in Phase 2 development for the treatment of moderate-to-severe atopic dermatitis and alopecia areata. Inmagene’s pipeline also includes IMG-004, a non-covalent, reversible oral BTK inhibitor characterized by an extended half-life and sustained pharmacodynamic effect, supporting the potential for once-daily dosing. IMG-004 is ready to advance into Phase 2 clinical development. For more information, please visit www.inmagenebio.com.

Participants in the Solicitation

This press release may be deemed to be solicitation material in respect of the previously announced proposed merger involving Ikena Oncology, Inc. (“Ikena”) and Inmagene. In connection with the proposed transactions, Ikena has filed and will file relevant materials with the Securities and Exchange Commission (“SEC”), including the Registration Statement on Form S-4 (File No. 333-285881) (the “Registration Statement”), initially filed by Ikena with the SEC on March 18, 2025, and declared effective on June 11, 2025, which contains a proxy statement (the “Proxy Statement”) and prospectus. This communication is not a substitute for the Registration Statement, the Proxy Statement or for any other document that Ikena may file with the SEC or send to Ikena’s stockholders in connection with the proposed transactions. Ikena, Inmagene, and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies from Ikena’s stockholders with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of Ikena is set forth in the Registration Statement, and in subsequent documents filed with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is included in the Registration Statement, the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described below. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF IKENA ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IKENA, INMAGENE, THE PROPOSED TRANSACTIONS AND RELATED MATTERS.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transactions herein or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U. S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Inmagene’s and Ikena’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” “propose” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained in this press release include, but are not limited to, statements about: the proposed merger and related transactions; Inmagene’s ongoing clinical trial, including expected enrollment and timing for data readouts and the potential to generate critical data for the design and optimal dosing regimens for a Phase 3 trial; and the potential benefits of IMG-007, including to minimize safety risks and offer convenient dosing and as a differentiated and promising therapeutic candidate for AD patients. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Inmagene’s and Ikena’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to the risk that the conditions to closing of the proposed merger or concurrent financing are not satisfied, including the failure to timely obtain shareholder approval for the merger agreement and the transactions contemplated thereby, if at all; uncertainties as to the timing of the consummation of the proposed merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transactions; risks associated with the possible failure to realize certain anticipated benefits of the proposed transactions, including with respect to future financial and operating results; the potential for the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement and any agreements entered into in connection therewith; risks associated with the clinical development and regulatory approval of product candidates; risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance these product candidates; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; clinical results may not be indicative of results that may be observed in the future; Inmagene’s ability to successfully commercialize IMG-007 and any future product candidates, if approved, the rate and degree of market acceptance of IMG-007 and any future product candidates and the favorability of pricing regulations, reimbursement practices from third-party payors or healthcare reform initiatives in the United States and abroad; developments and projections relating to Inmagene’s competitors, its industry or the market opportunities for IMG-007 or any future product candidates; regulatory, political, environmental and public health developments in the United States and foreign countries; and the ability of Inmagene to maintain and protect its intellectual property rights. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in the Registration Statement and in Ikena’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025, and in other filings that Ikena makes and will make with the SEC in connection with the proposed merger, including the Proxy Statement described below under “Additional Information and Where to Find It.” You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Inmagene and Ikena expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Ikena or Inmagene.

Additional Information and Where to Find It

Investors and security holders will be able to obtain free copies of the Registration Statement, the Proxy Statement and other documents filed by Ikena with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Ikena with the SEC will also be available free of charge on Ikena’s website at www.ikenaoncology.com, or by contacting Ikena’s Investor Relations at rcohen@ikenaoncology.com.

For further information, please contact:

Inmagene:

Anna Vardanyan, MD, PhD

Senior Vice President of Corporate and Business Development

public.relations@inmagenebio.com

Investor Relations:

Brian Ritchie

LifeSci Advisors, LLC

britchie@lifesciadvisors.com